Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-292194 on Form N-2 of our report dated April 2, 2026, relating to the financial statements of Dawson Private Markets Evergreen Fund. We also consent to the reference to us under the heading “Auditor” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of this Registration Statement.

Boston, Massachusetts

April 8, 2026